JAZZ COMMERCIAL 30seconds Prosper	Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-147019 Dated July 29, 2009

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1		A NEW ERA IN INVESTING IS HERE www.prosper.com
2		INVEST IN FELLOW AMERICANS THROUGH PEER TO PEER LENDING www.prosper.com
3		Need a Loan for My Small Business $3,500 @ 8.42% Great Credit Bid $25 Now Actual Listing. Bid Now. www.prosper.com
4		INVEST NOW AND EARN 7.06%* www.prosper.com
5		CHANGE ISN’T COMING… CHANGE IS HERE www.prosper.com
6		BECOME A FINANCIAL HERO www.prosper.com
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BORROW. INVEST. TRADE.
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Not FDIC-insured; Investments may lose value; No Prosper or bank guarantee. Equal opportunity lender. Prosper Marketplace, Inc. Notes offered by prospectus. *Return on investment for all loans with Prosper Ratings of AA, A and B as of 6/30/2009. Actual returns may be more or less than rate shown. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.prosper.com or by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling toll-free 1–866-615-6319.